Exhibit 10.3o


          AMENDED AND RESTATED SECURED PROMISSORY NOTE


$2,229,028.13                                      April 16, 1999


              This Amended and Restated Secured Promissory Note (this "Note") amends, restates, supersedes and replaces in its entirety, that certain Secured Promissory Note executed on February 18, 1997 by PETER J. RATICAN (the "Borrower") to MAXICARE HEALTH PLANS, INC., a Delaware corporation (the "Lender").

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              1.  FOR VALUE RECEIVED, the  Borrower promises to pay to
the order of the Lender the sum of Two Million Two Hundred Twenty Nine Thousand Twenty Eight Dollars and Thirteen Cents ($2,229,028.13), together with interest thereon from the date of the Loan at the lowest Applicable Federal Rate, compounded monthly.

              2. As set forth in that certain Loan Agreement dated as of February 18, 1997 by and between the Borrower and the Lender (as amended by Amendment One to the Loan Agreement, dated of even date herewith, and as may be further amended, supplemented or modified from time to time, the "Loan Agreement"), this Note shall continue to accrue interest through the Maturity Date.

              3. All accrued interest and unpaid principal of this Note (the "Balance") shall be due and payable on June 30, 2003 (the "Maturity Date"), except as otherwise provided herein.

              4. On the Maturity Date, the Balance shall be reduced to zero (the "Reduction") subject to and conditioned upon the following: (a) the Borrower is not in default of the Loan Agreement (as defined in the Loan Agreement); (b) either (i) Consulting Agreement entered into between the Lender and the Borrower of even date herewith has not been terminated pursuant to Sections 7(c) and 7(d) thereof, or (ii) the Amended Employment Agreement entered into between the Lender and the Borrower of even date herewith (the "Amended Employment Agreement") was terminated prior to the Termination Date, as defined therein, for any reason except (y) by Employee pursuant to Section 7(b) of the Amended Employment Agreement without "Good Reason" or (z) for "Cause" pursuant to Section 7(d) of the Amended Employment Agreement; and (c) Borrower pays to the Lender on or before the Maturity Date an amount equal to the then-applicable minimum state and federal withholding amounts and FICA due in connection with the  Reduction  (the  "Withholding  Amount").  If the




Borrower does not satisfy any one or more of the conditions set forth in 4(a) through (c) above, there will be no Reduction and the Borrower will remain obligated to pay the full amount of the Balance.

              5. If, on the Maturity Date, to the extent that the Borrower has sold any shares of stock of the Lender included in the Collateral [as defined in that certain Pledge Agreement dated as of February 18, 1997 by and between the Borrower and the Lender (as amended by Amendment One to the Pledge Agreement, dated of even date herewith, and as may be further amended, supplemented or modified from time to time, the "Pledge Agreement")], the amount held in escrow by the Lender, including interest thereon (as provided in Section 2.5 of the Loan Agreement), shall be applied to the Withholding Amount or the Balance as the case may be and the Borrower shall pay the balance of the Withholding Amount or Balance to Lender in cash. In the event that the amount held in escrow by the Lender, including interest thereon, exceeds the Withholding Amount or Balance, the Borrower will receive the excess as a refund after the Withholding Amount has been satisfied.

              6. This Note is a recourse note unless there exists a Company Default as such term is defined in that certain Consulting Agreement of even date herewith between the Lender and the Borrower ("Consulting Agreement").

              7. All payments in respect of this Note shall be made in lawful money of the United States of America in same day funds to the office of the Lender located at 1149 South Broadway Street, Suite 910, Los Angeles, California 90015 or at such other place as shall be designated in writing by the Lender to the Borrower. Until notified in writing of the transfer of this Note, the Borrower shall be entitled to deem the Lender, or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note. Each of the Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all payments previously made hereunder; provided, however, that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payment on this Note.

              8. This Note is the Note referred to in, and is entitled to all of the rights, benefits and privileges provided for in the Loan Agreement. For the purposes hereof, unless otherwise defined herein, all capitalized terms contained in this Note shall have the meanings ascribed to them in the Loan Agreement. The Loan Agreement, among other things, (a) provides for the making of the Loan (the "Loan") by the Lender to the Borrower in the principal amount of Two Million Two Hundred Twenty Nine Thousand Twenty Eight Dollars and

 Thirteen  Cents  ($2,229,028.13),  the  indebtedness  of the Borrower resulting from such Loan being evidenced by this Note, and (b) contains provisions for acceleration of the Maturity Date hereof upon the happening of certain stated events.

              9.  This Note is secured by the Pledge Agreement.

              10. No reference herein to the Loan Agreement or the Pledge Agreement and no provision of this Note, the Loan Agreement or the Pledge Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay this Note at the place and at the time herein prescribed.

              11. The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind.

              12. Except as expressly defined herein, capitalized terms shall have the meaning ascribed to them in that certain Amended and Restated Employment and Indemnification Agreement dated as of April 1, 1996, as amended by Amendment No. 1 thereto, dated February 11, 1997, Amendment No. 2 thereto, dated March 28, 1998, Amendment No. 3 thereto, dated May 8, 1998 and Amendment No. 4 thereto of even date herewith by and between the Company and Consultant.

              13. The effectiveness of this Note shall be conditioned upon (i) the occurrence of the "Effective Date" as such term is defined in the Settlement Agreement; (ii) delivery of the fully executed Settlement Agreement and Related Agreements; (iii) the Effective Date of the Consulting Agreement between the Company and Elwood I. Kleaver, Jr. ("Kleaver") pursuant to which Kleaver agrees to function as the Company's Chief Operating Officer ("COO"); and (iv) unanimous approval of this Note by the Board provided, however, that if such approval is not unanimous, Borrower may elect to declare the Settlement Agreement and the Related Agreements null and void.

              14. If this Note does not become effective, the provisions of the original Secured Promissory Note executed on February 18, 1997 by and between Lender and Borrower shall remain in full force and effect.

              IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the day and year and place first above written.

                                BORROWER:


                                /s/ Peter J. Ratican
                                PETER J. RATICAN